Exhibit 10.15


                             PUBLIC RELEASE VERSION









                            PURCHASED POWER AGREEMENT



                                     BETWEEN



                              GEORGIA POWER COMPANY



                                       AND



                           LG&E ENERGY MARKETING INC.


                          Dated as of November 24, 1998

                            PURCHASED POWER AGREEMENT


         THIS PURCHASED POWER AGREEMENT ("Agreement"), dated as of November 24, 1998, is entered into by and between GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia with its principal address at 241 Ralph McGill Boulevard, Atlanta, Georgia 30308 ("Georgia Power") and LG&E ENERGY MARKETING INC., a corporation organized and existing under the laws of the State of Oklahoma, having its principal place of business at 220 West Main Street, Louisville, Kentucky 40202 ("LEM").

                               W I T N E S E T H:

         WHEREAS, Georgia Power is authorized by its Certificate of Incorporation and by the State of Georgia to engage in the generation, transmission, sale and distribution of electricity for heat, light and power to the public;

         WHEREAS, Georgia Power intends to construct, own and operate five new General Electric Frame 7EA natural gas-and-oil-fired combustion turbine electric generating units with approximate capacity of 82.5 MW each located adjacent to the Georgia Integrated Transmission System, (the "Units"); and

         WHEREAS, Georgia Power has agreed to sell to LEM and LEM has agreed to purchase from Georgia Power capacity and energy which may or may not, at Georgia Power's sole option, be generated at the Units; all in accordance with the provisions of this Agreement;

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises and agreements set forth herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Georgia Power and LEM each intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Certain Definitions. In addition to the initially capitalized terms and phrases defined in the preamble of this Agreement, the following initially capitalized terms and phrases as and when used in this Agreement shall have the respective meanings set forth below:

                  1.1.1 "Affiliate" - of any specified entity means any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity. For purposes of this definition, "control" when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  1.1.2 "Availability Status" - shall have the meaning specified in Section 7.1.4 of this Agreement.

                  1.1.3 "Block" - means the MW associated with the Operating Rating of a Unit which LEM may schedule in an hour.

                  1.1.4 "Contract Capacity"- shall have the meaning specified in
Section 4.1.2 of this Agreement.

                  1.1.5 "Contract Service Commencement Dates" - shall have the meaning specified in Section 3.3.1 of this Agreement.

                  1.1.6 "Contract Year"- means a year beginning on June 1 and ending on May 31 and "Year" means a calendar year.

                  1.1.7 "Costs" - shall have the meaning specified in Section
13.3.2.2 of this Agreement.

                  1.1.8    "CPT" - means Central Prevailing Time.

                  1.1.9    "Day" -  means a calendar day.

                  1.1.10 "Defaulting Party" - shall have the meaning specified in Section 13.1 of this Agreement.

                  1.1.11 "Delivered Energy" - means, either individually or in combination, the energy in megawatt hours (MWh) by Block (i) generated by the Units and delivered to the Delivery Points, or (ii) supplied by resources other than the Units and delivered to the Delivery Points, based on a Schedule submitted by LEM as described in Article 7 of this Agreement.

                  1.1.12 "Delivery Points" - means the points anywhere on the Georgia Integrated Transmission System where Georgia Power shall deliver the power supplied under this Agreement.

                  1.1.13 "Dispatch Center" - means the control and dispatching center designated by Georgia Power from time to time in writing as being the primary control point for dispatch instructions to Georgia Power.

                  1.1.14 "Early Termination Date" - shall have the meaning specified in Section 13.3.2 of this Agreement.

                  1.1.15 "Eligible Collateral" - shall have the meaning specified in Section 13.1.8.2 of this Agreement.

                  1.1.16 "Energy Price" - shall have the meaning specified in
Section 5.4.1 of this Agreement.

                  1.1.17 "Event of Default" - shall have the meaning specified in Section 13.1 of this Agreement.

                  1.1.18 "FERC" - means the Federal Energy Regulatory Commission or any Governmental Authority succeeding to the powers and functions thereof under the Federal Power Act.

                  1.1.19 "Fuel Costs" - shall have the meaning specified in
Section 5.4.2 of this Agreement.

                  1.1.20 "Gains" - shall have the meaning specified in Section
13.3.2.3 of this Agreement.

                  1.1.21 "Georgia Integrated Transmission System" - means the integrated transmission system, as modified or expanded from time-to-time, as defined in the Revised and Restated Integrated Transmission System Agreement, dated as of December 7, 1990, between Georgia Power and Municipal Electric Authority of Georgia, the Revised and Restated Integrated Transmission System Agreement, dated as of December 7, 1990, between Georgia Power and City of Dalton, and the Revised and Restated Integrated Transmission System Agreement, dated as of November 12, 1990, between Georgia Power and Oglethorpe Power Corporation.

                  1.1.22 "Georgia Power"- shall have the meaning specified in the first paragraph of this Agreement, and its permitted successors and assigns.

                  1.1.23   [redacted].

                  1.1.24 "Governmental Authority" - means any local, state, regional or federal administrative, legal, judicial or executive agency, court, commission, department or other such entity, but excluding any such agency, court, commission, department or other such entity acting in its capacity as lender, guarantor or mortgagee.

                  1.1.25   "Guaranty" - shall have the meaning specified in
Section 12.1 of this Agreement.

                  1.1.26   "HE"- means hour ending.

                  1.1.27 "Initial Term" - shall have the meaning specified in
Section 3.1.1 of this Agreement.

                  1.1.28   "Interest Rate" - [redacted].

                  1.1.29 "Legal Requirement" - means any law, code, statute, regulation, rule, ordinance, judgment, injunction, order or other requirement of a Governmental Authority having jurisdiction over the matter in question, which is valid and applicable to the matter in question (i) at the time of the execution of the Agreement, as amended from time to time or (ii) anytime thereafter during the Term.

                  1.1.30 "LEM" - shall have the meaning specified in the first paragraph of this Agreement, and its permitted successors and assigns.

                  1.1.31 "Losses" - shall have the meaning specified in Section
13.3.2.1 of this Agreement.

                  1.1.32 "Material Adverse Change" - shall have the meaning specified in Section 13.1.8.1 of this Agreement.

                  1.1.33 "Month" - means a calendar month, commencing at the beginning of the first Day of such calendar month. "Monthly" - has a meaning correlative to that of Month.

                  1.1.34 "Monthly Capacity Payment" - for a particular Month of the Term, means the Monthly amount to be paid by LEM to Georgia Power for LEM's purchase of the Contract Capacity, as the same is set forth on Exhibit A.

                  1.1.35 "Monthly Energy Payment" - for a particular Month of the Term, means the Monthly amount to be paid by LEM to Georgia Power for LEM's purchase of Delivered Energy, as the same is calculated as provided in Section
5.4 of this Agreement.

                  1.1.36   "MW" - means megawatts.

                  1.1.37   "MWh" - means megawatt - hours.

                  1.1.38 "Non-Defaulting Party" - shall have the meaning specified in Section 13.1 of this Agreement.

                  1.1.39 "Non-Winter Months" - means the months of April through November.

                  1.1.40 "Operating Heat Rate"- shall have the meaning specified in Section 9.1 of this Agreement.

                  1.1.41 "Operating Rating" - shall have the meaning specified in Section 9.1 of this Agreement.

                  1.1.42 "Other Indebtedness" - shall have the meaning specified in Section 13.1.5 of this Agreement.

                  1.1.43 "Party" or "Parties" - means either Georgia Power or LEM, or both.

                  1.1.44   "Peak Hours" - shall have the meaning specified in
Section 6.8 of this Agreement.

                  1.1.45   [redacted].

                  1.1.46 "Proprietary Information" - of a Party shall mean information rightfully in the possession of such Party, which information derives economic value from not being generally known to and not being readily ascertainable by proper means by another person who can obtain economic value from its disclosure and use, and which is the subject of reasonable efforts to maintain its secrecy.

                  1.1.47 "Prudent Utility Practices" - means, at a particular time, any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry prior to such time, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired results at the lowest cost consistent with good business practices, reliability, safety and expedition. Prudent Utility Practices is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts expected to accomplish the desired results, having due regard for, among other things, manufacturers' warranties and the requirements of Governmental Authorities of competent jurisdiction and the requirement of this Agreement.

                  1.1.48 "Renewal Term" - shall have the meaning specified in
Section 3.1.2 of this Agreement.

                  1.1.49   [redacted].

                  1.1.50 "Schedule" - as used as a noun, means an energy schedule submitted by LEM in accordance with the provisions of Article 7 of this Agreement, and, as a verb, means the act of submitting a Schedule in accordance with the provisions of Article 7 of this Agreement.

                  1.1.51 "Service Commencement Date" means the date Georgia Power declares that a Block is available for scheduling by LEM.

                  1.1.52 "Southern Dispatch" - means the ability of Southern Company Services, Inc. (or other Affiliate of Georgia Power) to schedule and control, directly or indirectly, manually or automatically, the output of a generation facility in the Southern control area in order to increase or decrease the electricity delivered from such generation facility into the electricity system with which it is interconnected.

                  1.1.53 "Start-Stop Schedule" - means a Schedule of a Block by LEM delivered by Georgia Power over consecutive hours where the amount of energy from the Block in the hour prior to the start of the Schedule is zero, the Block is loaded to its Operating Rating during the hours of the Schedule, and the energy in the hour after the Schedule is zero.

                  1.1.54 "Start-Up Payments" - shall mean the meaning specified in Section 5.5 of this Agreement.

                  1.1.55 "Support Agreement" - shall have the meaning specified in 12.2 of this Agreement.

                  1.1.56 "Term" - means the Initial Term and any Renewal Term or Terms.

                  1.1.57 "Termination Payment" - shall have the meaning specified in Section 13.3.2 of this Agreement.

                  1.1.58 "Undelivered Energy" - shall have the meaning specified in Section 6.1 of the Agreement.

                  1.1.59 "Unit" shall have the meaning specified on page 1 of this Agreement.

                  1.1.60 "Variable O&M Amount" - shall have the meaning specified in Section 5.4.1 of this Agreement.

                  1.1.61 "Winter Months" - means the months of December through March.

         1.2      Interpretation.   In this Agreement, unless the context
otherwise requires:

                  1.2.1 words generally importing the singular shall include the plural and vice versa;

                  1.2.2 references to "entity" include, without limitation, corporations, partnerships, associations and governmental authorities.

                                    ARTICLE 2
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         2.1      Representations and Warranties.    LEM   hereby   makes the
following   representations   and warranties to Georgia Power:

                  2.1.1 LEM is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and, has the legal power to enter into this Agreement and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

                  2.1.2    [redacted].

                  2.1.3 The execution, delivery and performance by LEM of this Agreement and the guarantee by Guarantor have been duly authorized by all necessary action, and do not and will not require any consent or approval of LEM's Affiliates, other than that which has been obtained.

                  2.1.4 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any Legal Requirements, or any partnership agreement, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which LEM or Guarantor is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing.

                  2.1.5 This Agreement constitutes the legal, valid and binding obligation of LEM enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  2.1.6 There is no pending, or to the knowledge of LEM, threatened action or proceeding affecting LEM before any Governmental Authority which purports to affect the legality, validity or enforceability of this Agreement as in effect on the date hereof.

         2.2 Representations and Warranties of Georgia Power. Georgia Power hereby makes the following representations and warranties to LEM:

                  2.2.1 Georgia Power is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, is qualified to do business in the State of Georgia and has the legal power and authority to own or lease its properties, to conduct its business and to enter into this Agreement and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

                  2.2.2 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any Legal Requirements, or any partnership agreement, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Georgia Power is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing.

                  2.2.3 This Agreement constitutes the legal, valid and binding obligations of Georgia Power enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  2.2.4 There is no pending, or to the knowledge of Georgia Power, threatened action or proceeding affecting Georgia Power before any Governmental Authority which purports to affect the legality, validity or enforceability of this Agreement.

                                    ARTICLE 3
                                TERM OF AGREEMENT
         3.1      Term.

                  3.1.1 This Agreement shall be effective when executed and delivered by both Georgia Power and LEM and shall remain in full force and effect until December 31, 2004 ("Initial Term").

                  3.1.2 LEM may extend the term of this Agreement for an additional one to five twelve-month periods ("Renewal Term"), beginning January 1, 2005, upon giving at least twenty-four (24) months notice in advance of the beginning of each such twelve-month period.

                  3.1.3 If LEM elects not to exercise any annual option to extend the Term of this Agreement as set forth in Section 3.1.2, LEM shall have no further option(s) to extend the Term. In any event, this Agreement shall terminate no later than December 31, 2009. LEM agrees not to schedule any purchases after any termination date.

                  3.1.4 If, prior to the date on which LEM may extend the Term under Section 3.1.2, LEM wishes to enter into a Replacement Contract in lieu of extending the Term, then LEM first shall give notice to Georgia Power that LEM wishes to enter into a Replacement Contract. Such notice shall state the term, amount of capacity in MW, capacity and energy price, and delivery point under the Replacement Contract, but shall not identify the potential replacement supplier. Within [redacted] after LEM has given such notice, Georgia Power may, at its option, give notice to LEM that Georgia Power wishes to provide the amount of capacity to be purchased under this Agreement under the same terms and conditions as the Replacement Contract (except for amount of capacity). If Georgia Power so notifies LEM within [redacted], then the Parties shall enter into an agreement under such terms and conditions. If Georgia Power fails to so notify LEM within [redacted], then LEM shall be free to enter into such Replacement Contract without further obligation to Georgia Power. "Replacement Contract" means a contract under which LEM will have the right to buy capacity and associated energy which has the following terms: (a) a delivery point is on the Georgia Integrated Transmission System, the quantity of capacity is approximately the total of the Blocks' Operating Ratings at the time of the Replacement Contract, and the term begins no later than June 1 of the Year immediately succeeding the last Year of the Term and ends no earlier than September 30 of the Year immediately succeeding the last Year of the Term.

                  3.1.5 During any extension of the Term of this Agreement after the Initial Term, the Monthly Capacity Payment shall be in accordance with Exhibit A, Monthly Energy Payment shall be calculated in accordance with Section 5.4, Start-Up Payments shall be calculated in accordance with Section 5.5, and the Operating Ratings and Operating Heat Rates shall be calculated in accordance with the provisions of Section 9.1.

                  3.1.6 Applicable provisions of this Agreement shall continue in effect (i) after termination to the extent necessary to provide for final billings and adjustments, and (ii) as provided herein.

         3.2      Environmental Permitting.

                  3.2.1 Commencing no later than January 1, 1999, Georgia Power shall take all steps reasonably necessary to obtain all environmental permits necessary to construct and operate the Units adjacent to the Georgia Integrated Transmission System for at least the number of hours, at the rate of output and for the Term contemplated by this Agreement ("Required Environmental Permits"). Georgia Power shall pursue such permitting efforts diligently. At any time on or before March 1, 1999, Georgia Power may terminate this Agreement upon giving notice to LEM and providing to LEM written evidence from duly authorized representatives of a Governing Authority that (i) it will impose requirements more restrictive than [redacted] while operating on natural gas or (ii) it likely will deny the issuance of a Required Environmental Permit. Such written evidence shall be interpreted in the context of similar written evidence or correspondence produced by duly authorized representatives of Georgia Power. In the event Georgia Power gives such notice and provides such evidence on or before March 1, 1999, Georgia Power shall have the right to terminate this Agreement on or before March 1, 1999, upon payment to LEM of [redacted]. Upon payment of any such liquidated damages, Georgia Power shall have no further obligation or liability under this Agreement.

                  3.2.2 If Georgia Power does not terminate this Agreement under the provisions of this Section 3.2, Georgia Power shall be obligated to supply the Contract Capacity and Delivered Energy in the guaranteed amounts on the guaranteed dates regardless of whether all Required Environmental Permits are issued. In the event Georgia Power fails to obtain a Required Environmental Permit and is not permitted to construct the Units, Georgia Power shall nonetheless be obligated to supply the Contract Capacity and Delivered Energy as set forth in this Agreement from other generating resources.

         3.3      Service Commencement Dates.

                  3.3.1 The "Contract Service Commencement Dates" shall mean June 1, 2000, for three (3) of the Blocks and July 1, 2000, for two (2) of the Blocks.

                  3.3.2 If, for any Block, the Service Commencement Date is later than the Contract Service Commencement Date, then, for such Block,

     (a) LEM shall make the Monthly Capacity Payment beginning on the Contract Service Commencement Date;

     (b) Georgia Power shall not be required to deliver energy from the Block until the Service Commencement Date. However, during the period between the Contract Service Commencement Date and the Service Commencement Date, if Georgia Power does elect to generate any energy from the Unit, Georgia Power shall give to LEM notice and an opportunity to purchase such energy as follows. By 9:00 a.m. CPT the Day before such energy is to be generated, Georgia Power shall give to LEM a schedule of the expected energy output for the following Day. By 10:00 a.m. CPT, LEM shall give to Georgia Power notice of whether or not LEM elects to take any of such energy and, if so, what quantities and which hours LEM elects to take it. The price of any such energy delivered shall be the Energy Price. Georgia Power shall have no liability for failure to generate and deliver the energy for any reason and such energy shall not be considered Undelivered Energy under Article 6, except that Georgia Power shall not have the right to generate and sell such energy to a third party without first giving LEM notice as set forth hereinabove.

     (c) Georgia Power shall pay to LEM liquidated damages in the amount of [redacted] for each Day that elapses between the Contract Service Commencement Date and the Service Commencement Date;

     (d) during the period between the Contract Service Commencement Date and the Service Commencement Date, LEM may Schedule an amount of energy equivalent to a Block, and Georgia Power will deliver such energy unless such deliveries cause Georgia Power to interrupt deliveries under Georgia Power's tariff-based interruptible sales. [redacted] Failure by Georgia Power to deliver energy pursuant to this Subsection 3.3.2(d) shall not constitute Undelivered Energy.

                                    ARTICLE 4
                           SALE OF CAPACITY AND ENERGY

         4.1      Contract Capacity.

                  4.1.1 Unless excused as set forth in Article 11, Georgia Power agrees to sell to LEM and LEM agrees to purchase the Contract Capacity as set forth below and continuing for the remainder of the Term.

                  4.1.2 Contract Capacity shall consist of (i) 248 MW commencing June 1, 2000, and (ii) 165 MW commencing July 1, 2000, for a total of 413 MW. While various performance, timing and entitlement provisions of this Agreement are determined by reference to the Units, the Delivered Energy sold hereunder shall be supplied by Georgia Power from any generation resources it may choose at its sole option.

         4.2      Delivered Energy.

                  4.2.1 Beginning on the Service Commencement Date for each Block, LEM shall be entitled to, but shall not be obligated to, schedule and purchase, and unless otherwise excused by a Force Majeure Event, Georgia Power shall sell and deliver energy in one, two, three, four, or five Blocks, at LEM's option and on an hourly basis, as scheduled by LEM in accordance with the provisions of Article 7 hereof. For each Year, the total number of hours which LEM shall be entitled to schedule and receive energy at the Energy Price from all Blocks after the Service Commencement Date shall not exceed [redacted].

                  4.2.2 Georgia Power, at its sole discretion, shall supply Delivered Energy (i) from the Units; or (ii) from sources other than the Units at the Delivery Points.

                  4.2.3 Title to electricity and risk of loss shall pass from Georgia Power to LEM at the Delivery Points.

                                    ARTICLE 5
                                    PAYMENTS

         5.1 General. LEM shall pay Georgia Power a Power Prepayment Fee and, for each Month of the Term, a Monthly Capacity Payment, Monthly Energy Payment and Start-Up Payments in accordance with this Article.

         5.2      redacted].

         5.3 Capacity Payments. For each month beginning with the Contract Service Commencement Date and continuing through the remaining Term, unless excused by an Excused Force Majeure Event, LEM shall make a Monthly Capacity Payment to Georgia Power in the amounts set forth on Exhibit A.

         5.4      Energy Payments.

                  5.4.1 Each month, LEM shall make a Monthly Energy Payment to Georgia Power equal to MWh of Delivered Energy during the applicable month multiplied by the Energy Price. "Energy Price" equals Fuel Costs as determined below plus the Variable O&M Amount for the applicable month as set forth on Exhibit A.

                  5.4.2 "Fuel Costs" equal the applicable Operating Heat Rate multiplied by the sum of (i) the appropriate gas or fuel oil index as set forth below, plus (ii) fuel transportation costs as set forth below, and (iii) all federal, state and local taxes on natural gas or fuel oil deemed to be used hereunder. For Non-Winter Months, the applicable Operating Heat Rate shall be the Operating Heat Rate for natural gas. For Winter Months, the applicable Operating Heat Rate shall be the Operating Heat Rate for fuel oil unless LEM elects to purchase firm gas transportation under Section 5.4.4 in which case the applicable Operating Heat Rate shall be the Operating Heat Rate for natural gas.

                  5.4.3 For Non-Winter Months, the appropriate index shall be [redacted]. Gas transportation costs shall be determined by application of the Transco IT tariff rate including, but not limited to, all commodity and surcharges such as GRI, ACA, and Great Plains Surcharge for receipt at [redacted] and delivery to [redacted] as including the State of Georgia. However, in lieu of applying such tariff rate, LEM has the option to purchase firm gas transportation, designating Georgia Power as its agent for fuel delivery and notifying Georgia Power of such designation. To the extent LEM purchases such transportation, Fuel Costs shall not include any fuel transportation costs.

                  5.4.4 For Winter Months, the appropriate index shall be [redacted]. LEM shall pay actual fuel oil transportation [redacted]. However, in lieu of applying the Winter fuel index, LEM has the option to purchase firm gas transportation, designating Georgia Power as its agent for fuel delivery and notifying Georgia Power of such designation. To the extent LEM purchases such transportation, Fuel Costs shall not include any fuel transportation costs, the applicable fuel index shall be the Non-Winter fuel index, and the applicable Operating Heat Rate shall be the Operating Heat Rate for natural gas.

         5.5      Start-Up Payments.        [redacted].  LEM  shall  make
Start-Up Payments for each Start-Stop Schedule [redacted] at the rates set forth in Exhibit A.

                                    ARTICLE 6
                                  AVAILABILITY

         6.1 Undelivered Energy. After the Service Commencement Date, if LEM schedules energy in accordance with the provisions of Article 7 hereof during any Peak Hours on any Day, and Georgia Power fails to deliver such energy due to an Unexcused Force Majeure Event, then the quantity of such energy in MWhs shall be referred to herein as "Undelivered Energy." Energy which Georgia Power fails to deliver due to an Excused Force Majeure Event shall not be Undelivered Energy (except as specifically provided in Section 11.2.4), but shall be governed by
Section 11.2. Energy which Georgia Power fails to deliver in the absence of any Force Majeure Event shall not be Undelivered Energy but shall be governed by
Section 13.4.

         6.2 [redacted] . If there is Undelivered Energy of more than the product of [redacted] and the average Operating Rating of the Blocks for the applicable Month [redacted] in any rolling period of [redacted], then Georgia Power shall pay [redacted] after such [redacted] is reached and until there are [redacted].

     6.3 Monthly Maximum. If the Undelivered Energy in any Month exceeds the product of [redacted] and average Operating Rating of the Blocks for the applicable Month (the "Maximum Monthly Undelivered Energy"), [redacted].

         6.4 Annual Maximum. If the Undelivered Energy in any Year exceeds the product of [redacted] hours and the average Operating Rating of the Blocks for the applicable Year multiplied by five (5) (the "Maximum Annual Undelivered Energy"), [redacted].

         6.5 Summer Maximum. If the Undelivered Energy during the period of June 1 through September 30 (the "Summer") of any Year exceeds the product of [redacted] and the average Operating Rating of the Blocks for the applicable months (the "Summer Maximum Undelivered Energy"), [redacted] for each whole multiple by which the Undelivered Energy exceeds the Summer Maximum Undelivered Energy. [redacted]. However, during the Summer of such subsequent Year, if Undelivered Energy is reduced by any MWh amount below the Summer Maximum Undelivered Energy (or any multiple of the Summer Maximum Undelivered Energy), LEM shall [redacted]. If, during the Summer of the Year following the Year in which the Summer Maximum Undelivered Energy shall have been exceeded, for each whole multiple of Summer Maximum Undelivered Energy that is again exceeded, LEM shall [redacted]
         6.6 Remedy. LEM's sole and exclusive monetary remedy for Undelivered Energy exceeding the maximum levels set forth in Sections 6.2, 6.3, 6.4 and 6.5, respectively, are cumulative with respect to each other but collectively set forth LEM's exclusive remedies for Undelivered Energy. Such remedies are in addition to LEM's remedies for any Georgia Power failure to deliver energy in breach of this Agreement. However, for any single MWh of Undelivered Energy, Georgia Power's liability hereunder will not exceed [redacted]. The remedy set forth in this Section 6.6 is in addition to any rights LEM may have under
Article 13.

         6.7      [redacted]

                  6.7.1    [redacted].

                  6.7.2    [redacted].

         6.8 Peak Hours. This Article 6 shall not apply to failure to deliver energy during any hours which are not Peak Hours. For the purpose of applying all of the provisions of Article 6, hours which are not Peak Hours shall be excluded from all calculations. "Peak Hours" shall mean the hours between [redacted] inclusive during the Non-Winter Months and the hours between [redacted] inclusive during the Winter Months. However, LEM shall have the right to change the Peak Hours for the Winter Months by giving notice to Georgia Power at least [redacted] before the beginning of the applicable Winter Months; provided that the total number of Peak Hours for a Day shall not exceed [redacted] and such change is subject to Georgia Power's consent which shall not be unreasonably withheld.

         6.9      Availability Bonus.

     6.9.1 For the Summer of each Year, LEM shall pay to Georgia Power a lump sum bonus for achieving Availability according to the following schedule:
[redacted]

     6.9.2 If the Service Commencement Date is later than the Contract Service Commencement Date for any Block, then, for all Peak Hours between the Contract Service Commencement Date and the Service Commencement Date, there shall be considered to be Undelivered Energy for such Block for the purpose only of calculating Availability for the applicable Summer under this Section 6.9.

     6.9.3 If Georgia Power declares an Excused Force Majeure Event for any Unit during the Summer, then, for all Peak Hours during the suspension due to the Excused Force Majeure Event, there shall be considered to be Undelivered Energy for the Block associated with such Unit for the purpose only of calculating Availability for the applicable Summer under this Section 6.9.

                                    ARTICLE 7
                       SCHEDULING AND PSEUDO GAS BALANCING

         7.1      Energy Scheduling.

                  7.1.1 There shall be five Blocks known as Block 1, Block 2, Block, 3, Block 4, and Block 5, respectively.

                  7.1.2 Each business Day LEM will provide by 9:30 a.m. CPT to Georgia Power a forecast of the number of Blocks which LEM expects to Schedule by hour for the succeeding Day or Days through the next business Day. [redacted].

                  7.1.3 LEM will submit hourly a Schedule for each Block for each Day. For each Day, Blocks shall be Scheduled in ascending order and such Schedules shall be ended in ascending order. For example, if LEM wishes to Schedule two Blocks for a given hour, then Block 1 and Block 2 shall be Scheduled for such hour. During a later hour, if LEM wishes to schedule three blocks, then Block 1, Block 2, and Block 3 shall be scheduled. If, during a later hour, LEM wishes to schedule only two Blocks, then the schedule for Block 1 will be ended for such hour.

                  7.1.4 Georgia Power immediately will give notice to LEM of any change in Availability Status. The Availability Status of a Unit is either (a) available and on-line, (b) available and not on-line, or (c) unavailable. When the Availability Status of a Unit changes to unavailable, Georgia Power will give to LEM any information relating to the cause of the unavailability, Georgia Power's estimate of when the Unit may become available, and an indication of Georgia's Power's willingness to supply Blocks from resources other than the Units during the period of unavailability. The information given by Georgia Power set forth in the immediately preceding sentence will not be binding in any way on Georgia Power and will not limit any rights Georgia Power may have under this Agreement.

                  7.1.5 If LEM has received notice from Georgia Power that a Block is available for the applicable hour, LEM may Schedule the Block for delivery or continuing delivery, as applicable, [redacted]. Once Georgia Power accepts a Schedule, such Schedule [redacted] in the event of Unit unavailability. All Schedules will take effect at the top of the hour. Schedules shall extend for a minimum of [redacted].

                  7.1.6 If LEM has received notice that a Block is unavailable [redacted]. If Georgia Power rejects a Schedule for an hour due to an Unexcused Force Majeure Event, the applicable Block will be Undelivered Energy for such hour.

                  7.1.7 In the event LEM first receives notice of unavailability of a Block [redacted]. If Georgia Power rejects a Schedule for an hour due to an Unexcused Force Majeure Event, the applicable Block will be Undelivered Energy for such hour.

                  7.1.8    If a Unit fails during a Schedule, [redacted].

                  7.1.9 If Georgia Power rejects a Schedule for an hour, [redacted].

                  7.1.10 In the event a Schedule is rejected due to Unit unavailability due to an Unexcused Force Majeure Event, a Block will be considered Undelivered Energy until such time as a Schedule for an available Block is ended by LEM.

                  7.1.11 If Georgia Power accepts a Schedule for an hour for which Georgia Power knows that a Unit is unavailable, then the price paid for such energy shall be the Energy Price.

         7.2      Pseudo Gas Balancing.

                  7.2.1 Each business Day during the Non-Winter Months (and during Winter months when LEM purchases firm gas transportation for use in this Agreement), LEM will submit by 9:30 a.m. CPT to Georgia Power its request for gas for the succeeding Day or Days through the next business Day in MMBtus based on the quantity of gas which LEM would purchase if the Units were operated to produce the quantity of energy to be Scheduled for delivery hereunder.

                  7.2.2 At the end of each Month, LEM's fuel requests will be balanced. [redacted]. LEM shall have no responsibility or claims to Transco or to Georgia Power for actual fuel imbalances.

                  7.2.3 In the event that Transco issues an Operational Flow Order ("OFO") for the succeeding Day, Georgia Power shall immediately notify LEM of said event. If LEM elects to Schedule energy during the period covered by the OFO, then LEM must submit to Georgia Power a forecast of the daily volume of MWh that LEM will be obligated to take. LEM shall provide such forecast of daily volume of MWh no later than [redacted]. LEM shall Schedule and Georgia Power shall deliver such energy in accordance with this Article 7. LEM shall not be liable for any imbalance charges or penalties provided that it has submitted Schedules that equal the daily volume of MWh submitted in its forecast subject to the OFO, and it has received timely notice of the issuance of said OFO from Georgia Power.

                                    ARTICLE 8
                               BILLING AND PAYMENT

         8.1      Capacity, Energy and Start-Up Billing and Payment.

                  8.1.1 Georgia Power shall send LEM an invoice as soon as practicable after the end of each Month during the Term stating the Monthly Capacity Payment, Monthly Energy Payment and Monthly Start-Up Payment for the immediately previous Month. If circumstances require that the invoice be an estimated bill, Georgia Power may render an estimated bill and any adjustments required shall be made in ensuing invoices. Each Monthly invoice shall contain a statement explaining in reasonable detail how the invoice was calculated.

                  8.1.2 All such invoices shall be due and payable by LEM on or before the [redacted] of the Month that the invoice is rendered or the date which is [redacted] after the invoice is rendered, whichever is later. Georgia Power may render invoices by means of facsimile, and receipt shall be deemed to have occurred upon transmission if confirmed in writing (by manually-or-machine-generated confirmation notice within one Day after facsimile transmission). Subject to the provisions of Section 8.2, LEM shall make payment to Georgia Power in accordance with such invoices and all other amounts payable to Georgia Power hereunder on or before the date due in immediately available funds, through wire transfer of funds to an account designated by Georgia Power, or other means acceptable to Georgia Power.

                  8.1.3 If Georgia Power owes LEM for Replacement Costs or any other amounts hereunder, then LEM will deliver to Georgia Power a statement showing such amounts with reasonable detail showing how such amounts were calculated. Subject to Section 8.2, such amounts will be credited against any invoices.

         8.2      Billing Disputes and Final Accounting.

                  8.2.1 If either Party after receiving a statement or bill reasonably questions or contests the amount or propriety of any payment or amount claimed by the billing Party to be due pursuant to this Agreement, the billed Party shall provide the billing Party with written notice of the disputed amount. [redacted].

                  8.2.2 In the event that the billed Party questions or contests the correctness of any such charge or credit, the billing Party shall promptly review the questioned charge or credit and shall notify the billed Party of any error in its determination of amounts owed and the amount of any payment that the billed Party is required to make in respect of such redetermination. Not later than the [redacted] after receipt by LEM of any such notice from Georgia Power as to the amount of any Monthly Capacity Payments, Monthly Energy Payments or Start-Up Payments that LEM is required to make, LEM shall make payment to Georgia Power in immediately available funds. Not later than [redacted] after receipt by Georgia Power of any such notice from LEM as to the amount of any payment [redacted] that Georgia Power is required to make, Georgia Power shall make payment or credit as appropriate, to LEM in immediately available funds. If the billed Party disagrees with the billing Party's resolution of a question or contest, then the dissatisfied billed Party may seek settlement through further negotiations or legal action, subject to the provisions of Section 8.3. Payments made by a Party under this Section 8.2.2 shall include interest at the Interest Rate from the date the original payment was due until the date such payment together with interest at the Interest Rate is made. The billed Party shall have until the end of [redacted] after its receipt of any invoice or statement to question or contest the correctness of any charge or credit on such invoice or statement.

         8.3 Interest. If a Party does not make a payment required by this Agreement when due, then interest shall be added to the overdue payment from the date such overdue payment was due until such overdue payment together with interest at the Interest Rate is paid. If a Party makes a payment required by the Agreement and it is later determined that such payment was not due, then such amount shall be refunded or credited with interest at the Interest Rate.

         8.4 Billing and Payment Records. Each Party will until the end of [redacted] make available to the other Party upon written request, and each Party may audit, such books and records of the other Party (or other information to which such Party has access) as are reasonably necessary for such Party to calculate and determine the Monthly Energy Payments shown on such invoice and thereby to verify the accuracy and appropriateness of the amounts billed to LEM and the information provided by LEM to Georgia Power. The Parties shall maintain their respective books and records in accordance with generally accepted accounting principles applicable from time to time.

                                    ARTICLE 9
                                   OPERATIONS

         9.1      Operating Rating and Operating Heat Rate.
                  ----------------------------------------

                  9.1.1 While the Parties acknowledge that Georgia Power may construct the Units, energy actually delivered under this Agreement may be provided from any generation resource available to Georgia Power in Georgia Power's sole discretion, and except where specifically noted, operation of the Units may not necessarily be tied directly to scheduling of power in Blocks by LEM.

                  9.1.2 (i) Prior to manufacturer's testing, or (ii) if Georgia Power gives notice under Section 9.5, the Operating Heat Rate and Operating Rating shall be as follows:

                                   Operating Heat Rate       Operating Rating
Winter:
         Natural Gas               [redacted]                 [redacted]
         Fuel Oil                  [redacted]                 [redacted]

Non-Winter:
         Natural Gas               [redacted]                 [redacted]

If Georgia Power constructs the Units, the Operating Rating and Operating Heat Rate are subject to modification based on final manufacturer's testing.

                  9.1.3 Final manufacturer's testing will occur no later than the [redacted] of Unit operation. Test results shall be measured at the terminals of each of the Units. [redacted]. The results of such test shall be known as the "Test Operating Heat Rate" and "Test Operating Rating." Georgia Power shall give notice to LEM of the dates and times that the final manufacturer's test of the Units will occur. At LEM's discretion, an LEM representative may observe the final manufacturer's test. [redacted]

                  9.1.4 For Non-Winter Months, after testing, the Operating Rating of each Unit shall be equal to [redacted]. The Operating Rating associated with each Block shall be the sum of the Operating Ratings of the Units divided by the number of Units. To the extent that such calculation produces partial MW ratings, the Operating Ratings of Block 2 through Block 5 shall be set at the next lowest whole MW amount, the sum of the remaining partial MW shall be added to the Operating Rating of Block 1, and the Block 1 Operating Rating shall then be set at the next lowest whole MW amount.

                  9.1.5 For Winter Months, after testing, the Operating Rating shall be [redacted]. If LEM elects to purchase firm gas transportation under
Section 5.4.4, then the Operating Rating for Winter Months shall be based on burning fuel oil and shall be [redacted]. Partial MW ratings shall be applied as set forth in Section 9.1.4.

                  9.1.6 For Non-Winter Months, after testing, the Operating Heat Rate of each Unit shall be equal [redacted]. The Operating Heat Rate of each Block shall be the sum of the Operating Heat Rates of the Units divided by the number of Units and rounded to the nearest whole number of Btu/kWh.

                  9.1.7 For Winter Months, after testing, the Operating Heat Rate of each Unit shall be [redacted]. The Operating Heat Rate of each Block shall be the sum of the Operating Heat Rates of the Units divided by the number of Units and rounded to the nearest whole number of Btu/kWh. If LEM purchases firm gas transportation pursuant to Section 5.4.4, then the Operating Heat Rate for Winter Months shall be [redacted].

                  9.1.8 Prior to the beginning of each Month, the cumulative hours of delivery of energy to LEM shall be determined and the degradations from Exhibit B shall be applied to modify the Operating Ratings and Operating Heat Rates for the next Month.

         9.2      Transmission.

                  9.2.1 Georgia Power shall be responsible for making all arrangements for transmission service, including ancillary services, for delivery of capacity and energy to the Delivery Points. Georgia Power shall be responsible for all costs, loses, and any liability associated with such transmission.

                  9.2.2 LEM shall be responsible for making all arrangements for transmission service, including ancillary services, for delivery of capacity and energy from the Delivery Points. LEM shall be responsible for all costs, losses and any liability associated with such transmission.

         9.3 Maintenance. Georgia Power shall not schedule normal planned outages of the Units during [redacted]. Georgia Power shall provide LEM a one year ahead schedule for planned outages of the Units and within [redacted] of receipt of such a schedule by LEM, LEM may request schedule adjustments. Georgia Power shall make reasonable accommodations to such schedule adjustments requested by LEM. [redacted].

         9.4 Inventory. Georgia Power shall maintain sufficient [redacted] fuel oil inventory on the site of the Units to sustain LEM's Scheduled energy deliveries for a minimum of [redacted]. Further, Georgia Power shall demonstrate to LEM's reasonable satisfaction that its fuel oil transportation plan will sustain all deliveries of energy which LEM may Schedule hereunder.

         9.5 Existing Units. In lieu of constructing the Units, Georgia Power may notify LEM prior to [redacted], of the need for LEM to select one or more of the units from the list in Section 9.5.2 ("Existing Units").

                  9.5.1 Georgia Power warrants that the units listed in Section
9.5.2 meet the following criteria as of the date of this Agreement:

                           9.5.1.1  The units are combustion turbine units.

                           9.5.1.2 The Equivalent  Availability  Factor, as
defined in the Generation Availability Data System as maintained by the North American Electric Reliability Council, [redacted].

                           9.5.1.3 The commercial operation dates of the units
were January 1, 1990 or later.

                  9.5.2 The units from which LEM may select Existing Units are listed as follows:

                           [redacted]



                  9.5.3 In the event that Georgia Power gives the notice described in Section 9.5, then LEM shall have the right to review and inspect the units and relevant information relating to the units. Within [redacted] after receipt of Georgia Power's notification, LEM shall give to Georgia Power notice of the Existing Units selected. Upon such notice being given by LEM, the selected units will be treated as the "Units" for all purposes under this Agreement.

         9.6 Site Visits. LEM shall have the right to visit the site of the Units with a Georgia Power escort to observe the status or operation of the Units after giving reasonable notice to the person identified in Section 16.4.

                                   ARTICLE 10
                    CHANGE IN LAW, MODIFICATION OF AGREEMENT

         10.1     Change in Law.


                  10.1.1 "Change in Law" means a new law or regulation, or a change in or change in interpretation of a law or regulation, including, but not limited to, environmental laws and regulations and energy taxes applicable to wholesale sales, [redacted].

                  10.1.2 "Material Change in Law" means a Change in Law (a) enacted after the date this Agreement is fully executed and delivered and (b) which increases or decreases Georgia Power's costs of owning or operating the Units by at [redacted]. The annual cost of capital expenditures required by a Change in Law shall be calculated on a reasonable basis taking into account the useful life of the equipment or improvements required to be procured which may extend beyond the Term.

                  10.1.3 If there is a Material Change in Law [redacted], Georgia Power will give notice to LEM which identifies the Material Change in Law [redacted] with documentation of such costs and which requests negotiation of an amendment to this Agreement in accordance with Section 10.1.4. If LEM reasonably believes that a Material Change in Law has occurred, LEM may request information from Georgia Power which will show whether or not a Material Change in Law has occurred. Georgia Power will provide such information subject to reasonable confidentiality restrictions.

                  10.1.4 If there has been a Material Change in Law and notice has been given, the Parties promptly will negotiate and agree upon an amendment to this Agreement which will have the effect of passing through to LEM [redacted] costs resulting from Georgia Power's actions taken or proposed actions to be taken in accordance with Prudent Utility Practices, to address or comply with such Change in Law. Such amendment will be agreed upon as soon as possible, but no later than [redacted] after the notice referenced in Article
10.1.3 is given. Such amendment will be effective on the effective date of the Material Change in Law and will be retroactive, if necessary.

                  10.1.5 In the event the Parties have not reached agreement on an amendment to this Agreement during the [redacted] period set forth in Section 10.1.4, (i) Georgia Power shall make a good faith calculation of the effect on costs of the Material Change in Law and corresponding price adjustments hereunder; (ii) Georgia Power shall adjust all billings accordingly, effective as of the effective date of the Material Change in Law, subject to the provisions of Sections 8.2 and 8.3, provided that in applying Section 8.2, the Party seeking the adjustment shall be treated as the Party rendering the invoice or statement.

                  10.1.6 Any dispute arising out of or relating to the provisions in this Section 10.1 shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. However, neither Party may initiate arbitration until after the expiration of the [redacted] negotiation period referenced in Section 10.1.4.

         10.2 Modification of Agreement. In the event the FERC or any other Governmental Authority modifies this Agreement, the Parties agree to make all changes necessary to preserve as nearly as possible the bargain contained in this Agreement, including but not limited to, the total amounts of capacity and energy delivered to LEM and the total amount of revenues to be received by Georgia Power.

                                   ARTICLE 11
                                  FORCE MAJEURE

         11.1 Definition of Force Majeure. "Force Majeure Event" means an Excused Force Majeure Event or an Unexcused Force Majeure Event.

         11.2     Excused Force Majeure.
                  ---------------------

                  11.2.1 An "Excused Force Majeure Event" means with respect to a Unit, a flood in excess of the applicable one hundred year flood plain, earthquake, volcanic eruption, forest fire, military invasion, civil war, civil insurrection, tornado, hurricane in excess of 130 miles per hour, military or usurped power, or failure of contractors or suppliers of materials or fuel when caused by such events, which renders Georgia Power unable to deliver energy from a Unit or the Units at the Delivery Points or LEM unable to take delivery of energy at the Delivery Points or transmit energy from the Delivery Points. Excused Force Majeure Events shall not include (i) changes in market conditions that affect the cost or price of energy or cost of the Unit's primary or secondary fuel; (ii) loss of load or disruption of electricity markets; or (iii) difficulty or inability to make payments.

                  11.2.2 Either Party shall be excused from performance and shall not be construed to be in default in respect of any obligation hereunder (other than the obligation to pay money) for so long as failure to perform such obligation shall be due to an Excused Force Majeure Event. An Excused Force Majeure Event affecting any one Unit shall excuse Georgia Power's performance with respect to only one (1) Block.

                  11.2.3 During the suspension of performance due to or resulting from an Excused Force Majeure Event declared by Georgia Power, [redacted].

                  11.2.4 [redacted]. Any continued failure to deliver energy hereunder thereafter shall be treated for all purposes as if it were due to an Unexcused Force Majeure Event under the provisions of Section 11.3. Georgia Power may declare the termination of the suspension due to the Excused Force Majeure Event even if the applicable Unit(s) is not operational. However, Georgia Power may not thereafter reinstate the suspension due to the Excused Force Majeure Event for the same Excused Force Majeure Event.

         11.3     Unexcused Force Majeure.

                  11.3.1 An "Unexcused Force Majeure Event" as to a Party means any occurrence, nonoccurrence or set of circumstances, whether or not foreseeable, that is beyond the reasonable control of such Party and is not caused by such Party's negligence or lack of due diligence, and that has not been properly declared by Georgia Power to be an Excused Force Majeure Event, including, without limitation: unplanned Unit outages not caused by Georgia Power's failure to adhere to Prudent Utility Practices, any strike, stoppage in labor, failure of contractors or suppliers of materials caused by force majeure as defined in the applicable contract; ice, windstorm, fire; explosion; equipment failure; sabotage or vandalism; order of any Governmental Authority; or act of God or of a public enemy which renders Georgia Power unable to deliver energy from one or more of the Units at the Delivery Points or LEM unable to take delivery of energy at the Delivery Points or transmit energy from the Delivery Points. The term Unexcused Force Majeure Event shall not include (i) changes in market conditions that affect the cost or price of energy or cost of the Units' primary or secondary fuel; (ii) loss of load or disruption in electricity markets; or (iii) difficulty or inability to make payments.

                  11.3.2 Either Party shall be excused from performance and shall not be construed to be in default in respect of any obligation hereunder (other than the obligation to pay money) for so long as failure to perform such obligation shall be due to an Unexcused Force Majeure Event. An Unexcused Force Majeure Event affecting any one Unit shall excuse Georgia Power's performance with respect to only one (1) Block.

                  11.3.3 During the suspension of performance due to or resulting from an Unexcused Force Majeure Event, LEM shall continue to make Monthly Capacity Payments. During such suspension period, LEM may submit Schedules in accordance with the provisions of Article 7, and Georgia Power may supply such Schedules from other generating resources.

                  11.3.4 Georgia Power's failure to deliver energy due to an Unexcused Force Majeure further shall have the consequences set forth in Article 6.

         11.4 Mitigation. Following the occurrence of a Force Majeure Event, the affected Party shall:

                  11.4.1 give the other Party notice thereof, followed by written notice if the first notice is not written, as promptly as possible after such Party becomes aware of such Force Majeure Event, describing the particulars of such Force Majeure Event;

                  11.4.2 use its best efforts to remedy its inability to perform as soon as practicable; provided, however, that this Section 11.4.2 shall not require the settlement of any strike, walkout, lockout or other labor dispute on terms which in the sole judgment of the Party involved in the dispute, are contrary to its interest; provided further, that the settlement of strikes, lockouts or other labor disputes shall be entirely within the discretion of the Party having the difficulty; and

                  11.4.3 when it is able to resume performance of its obligations under this Agreement, give the other Party written notice to that effect.

         11.5 Suspension of Performance. The suspension of performance due to a Force Majeure Event shall be of no greater scope and of no longer duration than is required by such Force Majeure Event. No Force Majeure Event shall extend this Agreement beyond its stated Term.

         11.6 Limitation on Force Majeure. Notwithstanding any other provision of this Article 11, if a Unit is under construction and Georgia Power declares the Service Commencement Date for any Unit prior to the declared commercial operation date for such Unit, or, if after the declared commercial operation date for such Unit Georgia Power accepts a Schedule for an hour for which Georgia Power knows that a Unit is unavailable, then a "Force Majeure Event" shall be [redacted].

                                   ARTICLE 12
                                     CREDIT

         12.1 Guaranty. Simultaneously with the execution of this Agreement, LEM shall cause [redacted] to execute and deliver a Guaranty Agreement in the form of that attached hereto as Exhibit C ("Guaranty").

         12.2 Designation Letter. Simultaneously with the execution of this Agreement, LEM shall cause [redacted] to execute and deliver a Designation Letter in the form of that attached hereto as Exhibit D. LEM covenants that it shall cause to remain in effect during the Term (i) the Support Agreement, dated as of September 5, 1997, by and between [redacted]. (the "Support Agreement") and (ii) the Designation Letter described in this Section 12.2; provided, however, that these documents may be replaced with other documents providing comparable assurance to Georgia Power with Georgia Power's consent, which consent shall not be unreasonably withheld.

                                   ARTICLE 13
                EVENTS OF DEFAULT AND DAMAGES FOR NON-PERFORMANCE

         13.1 Events of Default. "Event of Default" means the occurrence of any of the following events with respect to a Party (the "Defaulting Party", the other Party being the "Non-Defaulting Party"), Defaulting Party in the case of LEM including [redacted].

                  13.1.1 The Defaulting Party fails to make any payment which it is obligated to make pursuant to this Agreement to the Non-Defaulting Party which nonpayment continues for [redacted] after written notice of such default is given by the other Party;

                  13.1.2 Any representation or warranty of the Defaulting Party pursuant to this Agreement or the Guaranty shall prove to have been false or misleading in any material respect when made or deemed made; unless (i) the fact, circumstance or condition that is the subject of such representation or warranty is made true within [redacted] after notice thereof has been given to the Defaulting Party and (ii) such cure removes any adverse effect on the Non-Defaulting Party of such fact, circumstance or condition being otherwise than as first represented, or unless such fact, circumstance or condition being otherwise than as first represented does not materially adversely affect Non-Defaulting Party.

                  13.1.3 A court having jurisdiction shall enter (i) a decree or order for relief in respect of Defaulting Party in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or (ii) a decree or order adjudicating Defaulting Party bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Defaulting Party under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Defaulting Party or of any substantial part of its affairs; or

                  13.1.4 Defaulting Party shall (i) commence a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) consent to the entry of a decree or order for relief in respect of Defaulting Party in any involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or (iii) file any petition, answer or consent seeking reorganization or relief under any applicable Federal or state law, or (iv) consent to the filing of any petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official or (v) make an assignment for the benefit of creditors, or (vi) be unable, or admit in writing its inability, to pay its debts as they become due, or (vii) take any action in furtherance of any of the foregoing.

                  13.1.5 Defaulting Party shall default on (i) obligations under one or more agreements or instruments in respect of borrowed money or (ii) obligations to a Lender, as defined in the Support Agreement ("Other Indebtedness"), and such default continues after the applicable grace period, if any, specified in such agreement or instrument if the principal amount exceeds [redacted], and default results in such Other Indebtedness becoming, or becoming capable at such time of being declared, due and payable prior to its stated maturity, whether or not such Other Indebtedness is in fact declared due and payable.

                  13.1.6 The Support Agreement shall cease to be in full force and effect, and shall not be replaced with comparable assurance to Georgia Power, with Georgia Power's consent, which consent shall not be unreasonably withheld.

                  13.1.7 [redacted] shall fail to perform any covenant set forth in the Guaranty, or the Guaranty shall expire and shall not be replaced with comparable assurance to Georgia Power, with Georgia Power's consent, which consent shall not be unreasonably withheld.

                  13.1.8 A Party shall experience a Material Adverse Change; provided, however, such Material Adverse Change shall not be considered an Event of Default if the Defaulting Party delivers to the Non-Defaulting Party, Eligible Collateral in an amount equal to [redacted].

                           13.1.8.1 As used in this Section  13.1.8,  a
Material Adverse Change shall occur when a Party's senior securities are rated below [redacted].

                           13.1.8.2  As used in this  Section  13.1.8,
Eligible Collateral shall consist of an unconditional Letter of Credit from [redacted] (and in a form reasonably acceptable to Beneficiary), cash or a guaranty from an entity with ratings equal to or greater than [redacted].

                  13.1.9 The Defaulting Party materially breaches any obligation under this Agreement or the Guaranty, and such breach shall continue for a period of [redacted] after the date on which written notice thereof shall have been given to the Defaulting Party; except that if it shall be impracticable or impossible to remedy any such breach within such [redacted] period, such period shall be extended for an additional period reasonably necessary to remedy such breach, if during such additional period, the Defaulting Party shall be diligently pursuing a cure for such breach.

         13.2     Rights Under Agreement.   Except as  otherwise  provided
herein,  each Party  reserves to itself    all  rights,  counterclaims,  and
other defenses which it is or may be entitled to arising from or out of this Agreement.

         13.3     Remedies.
                  --------

                  13.3.1 Upon the occurrence of an Event of Default pursuant to this Article 13, the Non-Defaulting Party may at its discretion, take either or both of the following actions: (i) proceed by appropriate proceedings, judicial, administrative or otherwise at law, in equity or otherwise at law, in equity or otherwise, to protect and enforce its rights, to recover any damages to which it may be entitled, and to enforce performance by the Defaulting Party, including specific performance of Defaulting Party's obligations hereunder; and (ii) terminate this Agreement by giving written notice thereof to the Defaulting Party.

                  13.3.2 In addition to the remedies provided in Section 13.3.1, the Non-Defaulting Party may, for so long as the Event of Default is continuing,
(i) establish a date (which date shall be between five and ten (5 and 10) business Days after the Non-Defaulting Party delivers notice) (the "Early Termination Date") on which this Agreement shall terminate and (ii) [redacted]

                           13.3.2.1 [redacted]
                           13.3.2.2 [redacted]

                           13.3.2.3  [redacted]

                           [redacted].  At the time for  payment of any amount
due under this Section, each Party shall pay to the other Party all additional amounts payable by it pursuant to this Agreement, but all such amounts shall be netted and aggregated with any Termination Payment payable hereunder.

         13.4 Damages for Non-Performance. If Georgia Power fails to deliver energy requested for Scheduling hereunder, and such failure is not excused by a Force Majeure Event, then, as LEM's sole and exclusive remedy for such failure, but not to the exclusion of the other remedies provided in this Agreement, [redacted].

                                   ARTICLE 14
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

         14.1 Indemnity. Subject to Section 14.3 below, each Party expressly agrees to indemnify, hold harmless and defend the other Party against all claims, liability, costs or expense for loss, damage or injury to persons or property in any manner directly or indirectly connected with or growing out of, the generation, transmission or distribution of Delivered Energy on its own side of the Delivery Points, unless such loss, damage or injury is the result of gross negligence or willful misconduct of the Party seeking indemnification.

     14.2 No Liability to Third Party. Nothing herein shall create, or be interpreted as creating, any standard of care with reference to, or any duty or liability to any person not a Party hereto.

     14.3 No Consequential Damages. To the fullest extent permitted by law, neither Party shall be liable to the other for punitive, indirect, consequential, or incidental damages including, without limitation, claims of customers of the indemnified Party arising in connection with this Agreement.

                                   ARTICLE 15
                                   ASSIGNMENT

         15.1 Assignment and Assumption of Obligations. Neither Party shall assign this Agreement or any portion thereof without the prior written consent of the other Party which such consent shall not be unreasonably withheld; provided, however, (i) any assignee shall expressly assume assignor's obligations hereunder and (ii) unless expressly approved by the other Party to this Agreement, no assignment, whether or not consented to, shall relieve the assignor, and any guarantor, of their obligations hereunder in the event its assignee fails to perform and (iii) either Party may assign this Agreement to an Affiliate without consent.

         15.2     Assignment to Lenders.

                  15.2.1 Notwithstanding Section 15.1, Georgia Power may, without the consent of LEM, assign this Agreement to a lender for collateral security purposes in connection with the financing or refinancing of the Units.

                  15.2.2 In order to facilitate the obtaining of financing of the Units, LEM shall execute such consents, agreements or similar documents with respect to a collateral assignment hereof to a lender as lender may reasonably request in connection with the documentation of the financing or refinancing for the Units, provided, that any such consents, agreements or similar documents will be on terms and conditions acceptable to LEM.

                                   ARTICLE 16
                            MISCELLANEOUS PROVISIONS

         16.1 Amendments. This Agreement may be amended by and only by a written instrument duly executed by each of Georgia Power and LEM, which has received all approval of Governmental Authorities of competent jurisdiction necessary for the effectiveness thereof.

     16.2 Binding Effect. This Agreement and any extension shall inure to the benefit of and shall be binding upon the Parties and their respective permitted successors and assigns.

     16.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         16.4 Notices. Where written notice is required by this Agreement, such notice shall be in writing and shall be deemed given (i) when mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
         To:      LEM:                      LG&E Energy Marketing Inc.
                                            220 West Main Street
                                            Louisville, Kentucky 40202
                                            Attn:  Vice President

         With Copy To:                      LG&E Energy Corp.
                                            220 West Main Street
                                            Louisville, Kentucky  40202
                                                     Attn:  General Counsel

         To:  Georgia Power Company Southern Wholesale Energy
                                            c/o Southern Company Services, Inc.
                                            P. O. Box 2641
                                            Birmingham, Alabama 35291-8252
                                            Attn: Ed Day

         With Copy To:                      Troutman Sanders LLP
                                            5200 NationsBank Plaza
                                            600 Peachtree Street, N.E.
                                            Atlanta, Georgia 30308-2216
                                            Attn:  Robert H. Forry, Esq.


or to such other address as may be designated by the Parties; or (ii) when sent by facsimile, provided such facsimile is confirmed by mailing a hard copy confirmation, as provided in clause (i) above, within one (1) business Day after the sending of the facsimile.

         16.5 Entire Agreement. This Agreement constitutes the entire understanding between the Parties and supersedes any previous agreements between the Parties. The Parties have entered into this Agreement in reliance upon the representations and mutual undertakings contained herein and not in reliance upon any oral or written representations or information provided by one Party to the other Party not contained or incorporated herein.

     16.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         16.7 Waiver. The failure of either Party to enforce at any time any of the provisions of this Agreement, or to acquire at any time performance by the other Party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any Party hereof, or the right of such Party hereafter to enforce every such provision. No modification or waiver of all or any part of all or any part of this Agreement shall be valid unless it is reduced to a writing, which expressly states that the Parties hereby agree to a waiver or modification as applicable, and is signed by both Parties.

         16.8 No Dedication of System. Nothing contained in this Agreement shall require Georgia Power to construct any particular facilities. Any undertaking by Georgia Power under any provisions of this Agreement shall not be construed to constitute the dedication of Georgia Power's system, or the system of any Affiliate of Georgia Power, or any portion thereof, to the public or to LEM; provided, however, the Parties acknowledge that Georgia Power may construct the Units with respect to service provided under this Agreement. Georgia Power's provision of Contract Capacity and Delivered Energy under this Agreement does not constitute a sale, lease, rental, transfer or conveyance of any ownership interest or entitlement in or to any facilities of any kind. All obligations of the Parties shall cease upon termination of this Agreement, except as otherwise expressly provided herein, and LEM shall not attempt to schedule any energy under this Agreement after its termination.

         16.9 Headings. The headings contained in this Agreement are used solely for convenience and do not constitute a part of the Agreement between the Parties hereto, nor should they be used to aid in any manner in the construction of this Agreement.

         16.10 Third Parties. This Agreement is intended solely for the benefit of the Parties hereto. Except as otherwise expressly provided herein, nothing in this Agreement shall be construed to create any duty to, or standard of care with reference to, or any liability to, any person not a Party to this Agreement.

         16.11 Agency. This Agreement shall not be interpreted or construed to create an association, joint venture, or partnership between the Parties to impose any partnership obligation or liability upon either Party. Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Party.

         16.12 Severability. If any term or provision of this Agreement or the application thereof to any person, entity, or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provisions to person, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         16.13    Confidentiality.
                  ---------------

                  16.13.1 The Parties acknowledge that this Agreement contains Proprietary Information and each Party agrees that for a period of five (5) years from the date of termination of the Agreement it will not, without the written consent of the other or as otherwise provided herein, disclose to any third party (other than to Affiliates of the disclosing party or consultants and advisors to such Affiliates and the disclosing Party who need to know such information in connection with the performance of their duties or services for such Affiliates or the disclosing Party or Lenders to such Affiliates or the disclosing party), the Proprietary Information except to the extent that disclosure is required by law, or by a court or by an administrative agency having jurisdiction over the disclosing party.

                  16.13.2 The Parties agree to seek confidential treatment of the Proprietary Information in this Agreement from FERC but acknowledge that certain Proprietary Information may need to be disclosed in Georgia Power's filings with FERC which may be publicly available.

         16.14 Replacement Index . Whenever any published index or tariff is referenced herein, the Parties intend to track those costs as faithfully as commercially practical. Should any such index or tariff be discontinued or no longer published, the Parties will cooperate in establishing substitute benchmarks through reference to equivalent indexes or tariffs.

         16.15 Public Announcement. The Parties agree that no public or other announcement concerning the transactions contemplated hereby shall be made except after mutual consultation and consent, provided, however, that consent will not be required if either Party determines that disclosure to the public or to governmental agencies are reasonably necessary to comply with applicable laws.

         16.16 Liquidated Damages. To the extent that any damages required to be paid under this Agreement are liquidated, the Parties acknowledge that the damages are difficult or impossible to determine, otherwise obtaining an adequate remedy is inconvenient, and the liquidated damages constitute approximation of the expected actual harm or loss.

         IN WITNESS WHEREOF, the undersigned Parties hereto have duly executed this Agreement under seal in Georgia as of the date first above written.

                                            GEORGIA POWER COMPANY

                                            "Georgia Power"


                                            By:
                                               -------------------------------
                                                     Fred D. Williams
                                                     Senior Vice President

                                            Attest:
                                                   ---------------------------

                                                     Title:
                                                           -------------------



                                              LG&E ENERGY MARKETING INC.

                                            "LEM"




                                            By:
                                               -------------------------------
                                             Paul W. Thompson
                                       Group Vice President - Energy Marketing

                                            Attest:

                                            Title:




                  IN WITNESS WHEREOF, the undersigned Parties hereto have duly executed this Agreement under seal in Kentucky as of the date first above written.

                                            GEORGIA POWER COMPANY

                                            "Georgia Power"

                                            By:
                                               -----------------------------
                                              Fred D. Williams
                                                  Senior Vice President

                                            Attest:
                                                   -------------------------

                                                     Title:
                                                           -----------------



                           LG&E ENERGY MARKETING INC.

                                            "LEM"




                                            By:
                                               -----------------------------
                                            Paul W. Thompson
                                      Group Vice President - Energy Marketing

                                            Attest:
                                                   --------------------------
                                                     Title:
                                                           ------------------

                                   EXHIBIT "A"
                                PRICE ESCALATION


                                 Start-Stop Cost  Monthly Capacity


                                   [redacted]         Payment         VOM


                                                         $          ($/MWh)





June 1, 2000                       [redacted]        [redacted]   [redacted]


July 1, 2000 - May 31, 2001        [redacted]        [redacted]   [redacted]


June 1, 2001 - May 31, 2002        [redacted]        [redacted]   [redacted]


June 1, 2002 - May 31, 2003        [redacted]        [redacted]   [redacted]


June 1, 2003 - May 31, 2004        [redacted]        [redacted]   [redacted]


June 1, 2004 - May 31 2005         [redacted]        [redacted]   [redacted]


June 1, 2005 - May 31, 2006        [redacted]        [redacted]   [redacted]


June 1, 2006 - May 31, 2007        [redacted]        [redacted]   [redacted]


June 1, 2007 - May 31, 2008        [redacted]        [redacted]   [redacted]


June 1, 2008 - May 31, 2009        [redacted]        [redacted]   [redacted]


June 1, 2009 - Dec 31, 2009        [redacted]        [redacted]   [redacted]

                                   EXHIBIT "B"

                             PERFORMANCE DEGRADATION


Application:
1. Operating Heat Rate as established in Sections 9.1.6 and 9.1.7 times (1 plus table value for applicable hours of Delivered Energy).

2. Operating Rating as established in Sections 9.1.4 and 9.1.5 times (1 minus table value for applicable hours of Delivered Energy).


------------------------------------------------------------------------------
        Cumulative               Operating Heat Rate          Operating Rating
      Delivered Hours                Degradation                 Degradation

     0           1,000      [redacted]                     [redacted]


   1,001         2,000      [redacted]                     [redacted]


   2,001         3,000      [redacted]                     [redacted]


   3,001         4,000      [redacted]                     [redacted]


   4,001         5,000      [redacted]                     [redacted]


   5,001         6,000      [redacted]                     [redacted]


   6,001         7,000      [redacted]                     [redacted]


   7,001         8,000      [redacted]                     [redacted]


   8,001         9,000      [redacted]                     [redacted]


   9,001         10,000     [redacted]                     [redacted]


   10,001        11,000     [redacted]                     [redacted]


   11,001        12,000     [redacted]                     [redacted]


   12,001        13,000     [redacted]                     [redacted]


   13,001        14,000     [redacted]                     [redacted]


   14,001        15,000     [redacted]                     [redacted]


   15,001        16,000     [redacted]                     [redacted]


   16,001        17,000     [redacted]                     [redacted]


   17,001        18,000     [redacted]                     [redacted]

   18,001        19,000     [redacted]                     [redacted]


   19,001        20,000     [redacted]                     [redacted]

                                   EXHIBIT "C"

                               GUARANTY AGREEMENT



                                   [redacted]

EXHIBIT "D"

                                   [redacted]




                                TABLE OF CONTENTS



ARTICLE 1 DEFINITIONS.............................................................................................2
   1.1 Certain Definitions........................................................................................2
   1.2 Interpretation............................................................................................11
ARTICLE 2 REPRESENTATIONS, WARRANTIES AND COVENANTS..............................................................12
   2.1 Representations and Warranties............................................................................12
   2.2 Representations and Warranties of Georgia Power...........................................................13
ARTICLE 3 TERM OF AGREEMENT......................................................................................15
   3.1 Term......................................................................................................15
   3.2 Environmental Permitting..................................................................................17
   3.3 Service Commencement Dates................................................................................18
ARTICLE 4 SALE OF CAPACITY AND ENERGY............................................................................19
   4.1 Contract Capacity.........................................................................................19
   4.2 Delivered Energy..........................................................................................20
ARTICLE 5 PAYMENTS...............................................................................................21
   5.1 General...................................................................................................21
   5.2 [redacted]......................................................................Error! Bookmark not defined.
   5.3 Capacity Payments.........................................................................................21
   5.4 Energy Payments...........................................................................................21
   5.5 Start-Up Payments.........................................................................................23
ARTICLE 6 AVAILABILITY...........................................................................................23
   6.1 Undelivered Energy........................................................................................23
   6.2 [redacted]................................................................................................23
   6.3 Monthly Maximum...........................................................................................24
   6.4 Annual Maximum............................................................................................24
   6.5 Summer Maximum............................................................................................24
   6.6 Remedy....................................................................................................24
   6.7 [redacted]......................................................................Error! Bookmark not defined.
   6.8 Peak Hours................................................................................................25
   6.9 Availability Bonus........................................................................................25
ARTICLE 7 SCHEDULING AND PSEUDO GAS BALANCING....................................................................26
   7.1 Energy Scheduling.........................................................................................26
   7.2 Pseudo Gas Balancing......................................................................................29
ARTICLE 8 BILLING AND PAYMENT....................................................................................30
   8.1 Capacity, Energy and Start-Up Billing and Payment.........................................................30
   8.2 Billing Disputes and Final Accounting.....................................................................31
   8.3 Interest..................................................................................................32
   8.4 Billing and Payment Records...............................................................................32
ARTICLE 9 OPERATIONS.............................................................................................33
   9.1 Operating Rating and Operating Heat Rate..................................................................33
   9.2 Transmission..............................................................................................36
   9.3 Maintenance...............................................................................................36
   9.4 Inventory.................................................................................................36
   9.5 Existing Units............................................................................................37
   9.6 Site Visits...............................................................................................38
ARTICLE 10 CHANGE IN LAW, MODIFICATION OF AGREEMENT..............................................................39
   10.1 Change in Law............................................................................................39
   10.2 Modification of Agreement................................................................................41
ARTICLE 11 FORCE MAJEURE.........................................................................................41
   11.1 Definition of Force Majeure..............................................................................41
   11.2 Excused Force Majeure....................................................................................41
   11.3 Unexcused Force Majeure..................................................................................42
   11.4 Mitigation...............................................................................................44
   11.5 Suspension of Performance................................................................................44
   11.6 Limitation on Force Majeure..............................................................................45
ARTICLE 12 CREDIT................................................................................................45
   12.1 Guaranty.................................................................................................45
   12.2 Designation Letter.......................................................................................45
ARTICLE 13 EVENTS OF DEFAULT AND DAMAGES FOR NON-PERFORMANCE.....................................................46
   13.1 Events of Default........................................................................................46
   13.2 Rights Under Agreement...................................................................................49
   13.3 Remedies.................................................................................................49
   13.4 Damages for Non-Performance..............................................................................50
ARTICLE 14 INDEMNIFICATION AND LIMITATION OF LIABILITY...........................................................51
   14.1 Indemnity................................................................................................51
   14.2 No Liability to Third Party..............................................................................51
   14.3 No Consequential Damages.................................................................................51
ARTICLE 15 ASSIGNMENT............................................................................................51
   15.1 Assignment and Assumption of Obligations.................................................................52
   15.2 Assignment to Lenders....................................................................................52
ARTICLE 16 MISCELLANEOUS PROVISIONS..............................................................................52
   16.1 Amendments...............................................................................................53
   16.2 Binding Effect...........................................................................................53
   16.3 Counterparts.............................................................................................53
   16.4 Notices..................................................................................................53
   16.5 Entire Agreement.........................................................................................54
   16.6 Governing Law............................................................................................54
   16.7 Waiver...................................................................................................54
   16.8 No Dedication of System..................................................................................55
   16.9 Headings.................................................................................................55
   16.10 Third Parties...........................................................................................55
   16.11 Agency..................................................................................................55
   16.12 Severability............................................................................................56
   16.13 Confidentiality.........................................................................................56
   16.14  Replacement Index......................................................................................57
   16.15 Public Announcement.....................................................................................57
   16.16 Liquidated Damages......................................................................................57
EXHIBIT "A" PRICE ESCALATION......................................................................................1
EXHIBIT "B" PERFORMANCE DEGRADATION...............................................................................1
EXHIBIT "C"  GUARANTY AGREEMENT...................................................................................1
EXHIBIT "D".......................................................................................................1

